EXHIBIT 10.26

                        STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated August 16,
 1996, between Star Technologies, Inc., a Delaware corporation ("Purchaser"), and General Electric Company, a New York corporation ("Seller").

                          W I T N E S S E T H:

     WHEREAS, Seller owns 59,584 shares of Purchaser's Series B Senior Preferred Stock, having a par value of $.01 per share ("Series B Preferred Stock"), and 39,723 shares of Purchaser's Series C Senior Preferred Stock, having a par value of $.01 per share ("Series C Preferred Stock"); and
     WHEREAS, Seller desires to sell 47,667 shares of the Series B Preferred Stock and 31,778 shares of the Series C Preferred Stock (collectively, the "Shares") to Purchaser and Purchaser desires to purchase the Shares from Seller upon the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE I

                      Purchase of Shares

 Section 1.1  Purchase of Shares

     Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the Shares.

 Section 1.2   Closing

     The consummation of the transactions contemplated by this Agreement and the delivery of the Shares to Purchaser pursuant hereto (the "Closing") shall occur at

 Perkins Coie, 607 Fourteenth Street, N.W., Washington, D.C. on the date hereof (the "Closing Date").

 Section 1.3   Consideration to be Delivered

     At Closing:

     (a) Purchaser shall pay Seller as full consideration for purchase of the Shares the amount of $2,400,000 (the "Purchase Price") by authorizing Seller to offset such amount against amounts otherwise due Purchaser by Seller pursuant to that certain Letter Agreement dated July 9, 1996 between Purchaser and Seller; and

     (b) Seller shall deliver to Purchaser the stock certificates of Purchaser listed on Schedule 1 hereto, representing, among other securities, the Shares, accompanied, in each case, by a stock power duly endorsed in favor of Purchaser authorizing surrender of the Shares, with signatures guaranteed by a commercial bank or trust company.

 Section 1.4   Surrender of Rights

     With respect to the Shares, Seller hereby surrenders and relinquishes, effective upon Closing, any right it has or may have had at any time under
 (i) the Preferred Stock Purchase Agreement, dated as of May 31, 1990, among Seller (as successor to General Electric Capital Corporation), Trustees of General Electric Pension Trust, State Farm Mutual Automobile Insurance Company and Purchaser (the "Preferred Stock Purchase Agreement") and
 (ii) the Certificate of Designation relating to, among other securities, the Shares, filed by Purchaser with the Secretary of State of the State of Delaware on May 30, 1990, including without limitation any claim with respect to the payment of any dividend on the Shares.

 Section 1.5   Waiver of Breach

     Seller hereby waives any and all breaches by Purchaser of any covenants, agreements or obligations that may have occurred or are occurring under the Preferred Stock Purchase Agreement.

                          ARTICLE II

                Representations and Warranties

 Section 2.1  Representations and Warranties of Purchaser

     Purchaser represents and warrants to and agrees with Seller that as of the Closing Date:

     (a) Purchaser has corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Purchaser;

     (b) Purchaser is not (including by obtaining any necessary consents with respect thereto) subject to or a party to, any agreement, contract, instrument, law, rule, regulation, order, judgment or decree that would prevent consummation of the transactions contemplated by this Agreement or compliance by Purchaser with the terms of this Agreement; and

     (c) Purchaser agrees to pay any transfer taxes owing as a result of the transfer of the Shares.

 Section 2.2   Representations and Warranties of Seller

     Seller represents and warrants to Purchaser that as of the Closing
 Date:

     (a) Seller has corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Seller;

     (b) Seller is the lawful owner of the Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind; Seller has full legal right, power and authority to sell, assign, transfer and convey the Shares pursuant to this Agreement;

     (c) Seller is not subject to, or a party to, any agreement, contract, instrument, law, rule, regulation, order, judgment or decree that would prevent consummation of the transactions contemplated by this Agreement or compliance by Seller with the terms of this Agreement; and

     (d) Seller has not taken any action that would cause the transfer of the Shares contemplated hereby not to be exempt under the Securities Act of
  1933, as amended.

                         ARTICLE III

                     Conditions Precedent

 Section 3.1  Conditions Precedent to Obligations of Purchaser

     All obligations of Purchaser under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

     (a) Purchaser shall have received the certificates representing the Shares as provided in Section 1.3(b); and

     (b) Seller's representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made as of such time.

 Section 3.2   Conditions Precedent to Obligations of Seller

     All obligations of Seller under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

     (a)  Seller shall have received the Purchase Price as provided in
 Section 1.3(a);

     (b) Seller shall have received stock certificates representing the shares of Series B Preferred Stock and Series C Preferred Stock retained by Seller and not sold to Purchaser; and

     (c) Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made as of such time.
                          ARTICLE IV

                         Miscellaneous

 Section 4.1  Governing Law

     The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York, excluding its conflict of law rules.

 Section 4.2    Third Party Beneficiaries

     Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

 Section 4.3   Severability

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

 Section 4.4   Captions

     The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

 Section 4.5   Notices

     Any notice or other communications required or permitted hereunder shall be in writing and be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

          If to Purchaser, to:

               Star Technologies, Inc.
               515 Shaw Road
               Sterling, Virginia 20166
               Attention:   Treasurer
               Facsimile:   (703) 478-3600

          and if to Seller, to:

               General Electric Company
               Medical Systems Division
               P.O. Box 414
               Milwaukee, Wisconsin 53201
               Attention:   General Counsel
               Facsimile:   (414) 544-3573

 or such other address as shall be furnished in writing by either party to the other, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

 Section 4.6    Parties in Interest

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, that neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other party, and any attempt to so assign or delegate without such consent shall be void.

 Section 4.7   Counterparts

     This Agreement may be executed in one or more counterparts (or upon separate signature pages bound together into one or more counterparts), all of which taken together shall constitute one instrument.

 Section 4.8   Waiver

     Waiver by either party of any breach or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.

 Section 4.9   Entire Agreement

     This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

 Section 4.10  Amendments

     This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the parties hereto.

       IN WITNESS WHEREOF, each of Purchaser and Seller has caused this Stock Purchase Agreement to be duly executed by its duly authorized representative on the date first set forth above.

                              STAR TECHNOLOGIES, INC.



                              By /s/ Robert C. Compton
                                 Name: . . . . . . . Robert C. Compton
                                 Title:. . . . Chairman, President and
                                               Chief Executive Officer

                              GENERAL ELECTRIC COMPANY



                              By /s/ Keith S. Sherin
                                 Name: . . . . . . . . Keith S. Sherin
                                 Title:. . . . . . . . .Vice President

 GENERAL ELECTRIC COMPANY

 SCHEDULE 1 TO STOCK PURCHASE AGREEMENT


          STOCK CERTIFICATES

 SERIES B SENIOR PREFERRED STOCK

     CERT. NO.           NO. OF SHARES
       B-13                   59,584
 SHARES PURCHASED             47,667
 SHARES TO BE REISSUED        11,917




 SERIES C SENIOR PREFERRED STOCK

     CERT. NO.           NO. OF SHARES
     C-13                     39,723
 SHARES PURCHASED             31,778
 SHARES TO BE REISSUED        7,945